Exhibit 10.16

CPS-12005-AM1

Confidential

AMENDMENT 1 TO CONSULTING AGREEMENT

This Amendment to the Consulting Agreement (the “Amendment”) is made as of December 21, 2012 (the “Effective Date”) by and between Cellectis Plant Sciences, a corporation registered under the laws of Delaware, located at 600 West County Road D New Brighton, Minnesota, 55112, represented by Luc MATHIS acting as Chief Executive Officer (“Client”), and Daniel F. VOYTAS, an individual residing at 2197 Folwell Avenue, Falcon Heights, MN 55108 USA (“Consultant”).

WHEREAS, Client and Consultant have signed a consultancy agreement dated on January 1, 2010 (the “Agreement”).

WHEREAS, Client and Consultant are willing to extend the duration of the Agreement and to determine the consultation fees due to Consultant from July 1, 2011.

NOW, THEREFORE, in consideration of the mutual covenants and promises, the Parties hereby agree as follows:

The Agreement is extended after the 1st January 2013, for a period of one (1) year and will be automatically renewed by successive periods of one (1) year, unless earlier terminated pursuant to the provisions of Section 6 (b) and 6 (c) of the Agreement.

Beginning from July 1st, 2011, the consultation fee due to the Consultant correspond to USD 12,500 for 10 days per month.

All capitalized terms used in this Amendment not otherwise defined herein shall have the same meaning ascribed to them in the Agreement.

Except as explicitly amended hereby, the Agreement shall remain in full force and effect.

The Agreement and this present Amendment form an integral part of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized officers in two (2) hard copies.

CLIENT:	CONSULTANT:

CELLECTIS PLANT SCIENCES

Luc Mathis	Daniel F. VOYTAS
Chief Executive Officer